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                                                                     EXHIBIT 4.1

                                     ACLARA

                                BIOSCIENCES INC.


INCORPORATED UNDER THE LAWS                                    CUSIP 00461P 10 6
 OF THE STATE OF DELAWARE                    SEE REVERSE FOR CERTAIN DEFINITIONS


                              THIS CERTIFIES THAT

                                 [ACLARA LOGO]

                            IS THE RECORD HOLDER OF

            FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK,
                         $0.001 PAR VALUE PER SHARE, OF

                            ACLARA BIOSCIENCES, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTRAR.

     WITNESS THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:


/s/ WENDY R. HITCHCOCK                  /s/ JOSEPH M. LIMBER
-----------------------------------     -----------------------------------
CHIEF FINANCIAL OFFICER AND             PRESIDENT & CEO
SECRETARY



                            ACLARA BIOSCIENCES, INC.

                                     [SEAL]

                                  APR 12, 1995

                                    DELAWARE